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                                                                    EXHIBIT 10.1

                                 METALICO, INC.

                           SECOND AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT

      THIS SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, dated as of May 24, 2004 (this "Agreement"), by and among Metalico, Inc., a Delaware corporation ("Company"), the Persons executing this Agreement as Holders of Securities, and such other Persons that become parties hereto after the date of this Agreement in accordance with the terms and provisions contained herein (collectively, "Holders"). This Agreement amends and restates in its entirety that certain Amended and Restated Stockholders' Agreement dated as of May 31, 2001 by and among the Company and the Holders.

                              PRELIMINARY STATEMENT

      Certain of the Holders own shares of Common Stock, par value $0.001 per share, of the Company ("Common").

      Certain of the Holders own shares of Preferred Stock, par value $0.001 per share, of the Company ("Preferred").

      Upon the terms and subject to the conditions of the Exchange Agreement (defined below), the Holders of Preferred are exchanging their shares of existing preferred stock in the Company for shares of Preferred, on the terms set forth therein.

      It is in the best interests of the Company and the Holders to memorialize certain aspects of all of the Holders' stock ownership and the rights of the Holders and the Company relating thereto, all as hereinafter set forth.

      In consideration of the mutual covenants and agreements contained herein, and in order to induce the Investors to enter into the exchange set forth in the Exchange Agreement, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      SECTION 1.1 Definitions. As used in this Agreement, the following terms herein shall have the following meanings:

      "Argentum" means Argentum Capital Partners, L.P., a Delaware limited partnership.

      "Argentum II" means Argentum Capital Partners II, L.P., a Delaware limited partnership.

      "Board" means the Board of Directors of the Company.

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      "Charter" means the Third Amended and Restated Certificate of
Incorporation of the Company, as such may be amended from time to time.

      "Exchange Agreement" means the Exchange Agreement of even date herewith among the Company and the Holders of Preferred party thereto, as such agreement may be amended from time to time.

      "First Analysis Entities" means Apex Investment Fund III, LP, a Delaware limited partnership, Apex Strategic Partners, LLC, a Delaware limited liability company, Infrastructure & Environmental Private Equity Fund III, LP, a Delaware limited partnership, Environmental & Information Technology Private Equity Fund III, a civil partnership with limitation of liability established under the laws of the Federal Republic of Germany, and The Productivity Fund III, L.P., a Delaware limited partnership.

      "Fully Diluted Securities" means all issued and outstanding shares of Common, all shares of Common issuable upon conversion of the Preferred, and all shares of Common which may be directly or indirectly issuable upon the exercise, exchange or conversion of any other Securities.

      "Investors" means First Analysis Entities, RFE, Seacoast Capital, Argentum, Argentum II and Kitty Hawk and the Persons who have executed the signature pages to this Agreement as Holders other than the Management Holders.

      "Kitty Hawk" means Kitty Hawk Capital Limited Partnership IV, a Delaware limited partnership.

      "Person" means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

      "RFE" means RFE Investment Partners V, L.P., a Delaware limited partnership.

      "Seacoast Capital" means Seacoast Capital Partners Limited Partnership, a Delaware limited partnership.

      "Securities" means any equity securities of the Company, whether now or hereafter authorized or issued, and any instrument convertible into, or exercisable or exchangeable for, any such Securities or Security.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Stock" means shares of Common and Preferred.

      "Subsidiary" has the meaning provided in the Charter.

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                                    ARTICLE 2

                                    DIRECTORS

      SECTION 2.1 Election of Directors.

      (a) The Company and each of the Holders agree that, so long as any Preferred remains outstanding and is not converted to Common pursuant to the terms of the Charter, the voting agreement set forth in this Section 2.1 shall remain in effect, and each Holder shall take all action necessary from time to time (including, without limitation, the voting of Securities, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board, the waiving of notice and attendance at meetings, the amendment of the Company's bylaws and the like) necessary to maintain the membership of the Board as follows:

            (i) The number of directors composing the Board shall be no more than seven (7);

            (ii) So long as Seacoast Capital owns at least 75% of the Preferred owned by Seacoast Capital on the date hereof, Seacoast Capital shall designate one (1) nominee for election to the Board (the "Seacoast Capital Nominee");

            (iii) So long as the First Analysis Entities collectively own at least 75% of the Preferred owned by the First Analysis Entities on the date hereof, the First Analysis Entities shall designate one (1) nominee for election to the Board ("First Analysis Nominee");

            (iv) So long as RFE owns at least 75% of the Preferred owned by RFE on the date hereof, RFE shall designate one (1) nominee for election to the Board ("RFE Nominee");

            (v) So long as Argentum and Argentum II collectively own at least 75% of the Preferred collectively owned by Argentum and Argentum II on the date hereof, Argentum and Argentum II shall together designate one (1) nominee for election to the Board ("Argentum Nominee") (the Seacoast Nominee, the First Analysis Nominee, the RFE Nominee and the Argentum Nominee being referred to collectively herein as the "Preferred Nominees").

            (vi) By their execution of this Agreement the Holders agree that the initial Preferred Nominees shall consist of Thomas Gorman (the Seacoast Capital Nominee), Bret R. Maxwell (the First Analysis Nominee), Michael Foster (the RFE Nominee) and Walter Barandiaran (the Argentum Nominee).

      (b) The remaining directors shall be elected by the holders of all voting Securities voting together as a single class, with each holder of convertible Securities being entitled to cast the number of votes as equals the number of votes which could be cast by such holder upon conversion of such convertible Securities.

      (c) The Persons entitled to name a director pursuant to subsections 2.1(a)(ii), (iii),

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(iv), and (v) are referred to in this Section as the "Principals" with respect to that director. If the Principals give notice at any time to the Company and the other Holders that an individual then serving as a director of the Company at such Principals' designation is no longer their designee, then the Company and the Holders shall take all action necessary to remove the director so designated.

      (d) If an individual then serving as a director of the Company dies, resigns, or is removed as a director of the Company pursuant to Section 2.1(c) above, then the Company and the Holders shall take all action necessary to elect as a director of the Company any individual newly designated by the Principals with respect to the director who died, resigned, or was removed.

      (e) If a Principal shall no longer be entitled to name a director pursuant to Section 2.1(a)(ii), (iii), (iv) or (v), so long as the remaining Investors collectively own 50% of the Preferred owned collectively by all Investors on the date hereof, such remaining Investors, voting together as a group, shall designate the nominee for election to the Board previously designated by such Principal.

      (f) This Section 2.1 constitutes a voting agreement within the meaning of Section 218 of the Delaware General Corporation Law.

      Section 2.2 Reimbursement of Expenses. The Company agrees to reimburse each director for the reasonable out-of-pocket expenses incurred by such director in performing his or her services as a director of the Company or any Subsidiary, including expenses incurred in connection with attendance at meetings of the Board.

      Section 2.3 Committee Composition. At least one Preferred Nominee shall serve on each standing and special committee of the Board.

                                   ARTICLE 3

                                LOCKUP AGREEMENT

      SECTION 3.1 Lockup Agreement. Each Holder agrees in connection with any registration of any of the Securities that, upon the request of the Company or the underwriters managing any underwritten offering of the Securities, such Holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Securities (other than the Securities included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date such registration as the Company or the underwriters may specify.

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                                   ARTICLE 4

                                  MISCELLANEOUS

      SECTION 4.1 Dividends in Stock. If a stock dividend is paid on any Stock held by any party to this Agreement, or if any Stock held by any party to this Agreement is exchanged for Stock of a different class or series, or for voting trust certificates evidencing any beneficial interest in such Stock, or if any other event (such as a stock split, reclassification, or similar event) shall occur that any Holders shall receive additional or replacement Securities (whether of the same or a different class or series), then such Securities of the same or a different class or series, or such voting trust certificates, as the case may be, shall thereupon become subject to the provisions of the Agreement upon the same terms and conditions as the Stock originally covered by this Agreement.

      SECTION 4.2 Legends.

      (a) Each certificate evidencing any Stock that is issued to any Holder shall bear a legend in substantially the following form, unless a Holder requests and the Company determines that any such Stock is eligible, under Rule 144 of the Securities Act or otherwise, for the removal of such legend:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND THUS MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH OTHER LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

      (b) In addition to the legend required by Section 4.2(a), each certificate for Stock issued to any Holder or any subsequent transferee shall be stamped or otherwise imprinted with any legend required pursuant to applicable state corporation and securities laws. If any Stock shall cease to be subject to the restrictions on transfer set forth above or otherwise required herein, the Company shall, upon written request of the Holder thereof, issue to such Holder a new certificate evidencing such Stock without the applicable legend required by Section 4.2(a) endorsed thereon.

      (c) The Company may decline to acknowledge or register a transfer of any Security bearing any legend required hereunder, and may instruct any transfer agent for its Securities to decline the same, unless the Company is reasonably satisfied that the Securities being transferred have been registered or are exempt from registration under applicable securities laws.

      SECTION 4.3 Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

      SECTION 4.4 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, singular and plural as the identity of that Person referred to require.

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      SECTION 4.5 Remedies. The parties acknowledge that the Securities are unique chattels and possess a special, unique and extraordinary character which would make it difficult to assess the monetary damage which any party hereto would sustain in the event of a breach hereof by another party hereto and that in the event of any such breach by any Holder or the Company, the other parties would be irreparably harmed and could not be made whole by monetary damages. The Company and each Holder accordingly agree (a) to waive the defense in any action for specific performance that a remedy at law would be adequate, and (b) that an aggrieved party hereunder shall be entitled to compel specific performance of this Agreement, in addition to any other remedy to which they may be entitled at law or in equity.

      SECTION 4.6 Entire Agreement. This Agreement and the other documents and agreements executed by the parties hereto on this date or referred to herein together constitute the entire agreement and understanding of the parties hereto in respect of the subject matter referred to herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

      SECTION 4.7 Notices. All communications in connection with this Agreement shall be in writing and shall be deemed properly given if hand delivered or sent by telecopier (provided that such communication is confirmed by same-day deposit in the United States mail first class postage prepaid) or overnight courier with adequate evidence of delivery or sent by registered or certified mail return receipt requested and, if to a Holder, addressed to such Holder at its address as shown on the books of the Company or its transfer agent, and if to the Company, at its offices at:

      Metalico, Inc.
      186 North Avenue East
      Cranford, New Jersey  07016
      Attention: Chief Executive Officer
      Fax: (908) 497-1097

or such other addresses or Persons as the recipient shall have designated to the sender by a written notice given in accordance with this Section. Any notice called for hereunder shall be deemed given when received.

      SECTION 4.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements between Delaware residents entered into and to be performed entirely within Delaware.

      SECTION 4.9 Severability. The invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity, legality or enforceability of the remainder hereof in such jurisdiction or the validity, legality or enforceability hereof, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

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      SECTION 4.10 Agreement to be Bound. Prior to the termination of this
Agreement, no Stock may be transferred to any third party (the "Restricted Holders") unless such Restricted Holder, prior to such transfer, agrees in writing, in form and substance satisfactory to the Company, to be bound by the terms hereof to the same extent and in the same manner as the transferor of such Stock, a copy of which writing shall be maintained on file with the secretary of the Company and shall include the address of such Restricted Holder to which notices hereunder shall be sent. Each such supplementary agreement shall become effective upon its execution by the Company and the Restricted Holder, and it shall not require the signatures or the consent of any other party hereto. Upon such execution such Restricted Holder shall be bound by all the restrictions placed on Holders hereby, shall be subject to any additional restrictions set forth in such supplementary agreement and shall enjoy only such rights as are specifically set forth in such supplementary agreement.

      SECTION 4.11 Termination. This Agreement shall terminate and be of no further force or effect upon the first to occur of (i) the consummation of a Qualified Offering (as defined in the Charter), (ii) a Conversion Event (as defined in the Charter), or (iii) the written agreement of the Holders of 95% of the Fully Diluted Securities held by parties to this Agreement.

      SECTION 4.12 Successors, Assigns, Transferees. All representations, warranties, covenants and agreements of the parties contained in this Agreement or made in writing in connection herewith, shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Holders are also for the benefit of, and enforceable by, any subsequent Holders of Securities, except any subsequent holder who acquires any such Security after such Security has been sold to the public pursuant to an effective registration statement under the Securities Act or in a sale under Rule 144 of the Securities Act.

      SECTION 4.13 Assurances. The Holders, by the signing hereof, hereby agree to execute and deliver such other documents and agreements, including but not limited to assignments, bills of sale, stock powers, or resolutions, as may be reasonably necessary, desirable or convenient in order to effect the purposes hereof.

      SECTION 4.14 Amendments, Waivers. Any provision hereof may be amended, modified or supplemented upon the consent in writing by the Company and the Holders of at least 95% of the Fully Diluted Securities held by parties to this Agreement, and upon the effectiveness of such amendment, modification or supplement, all of the Holders will be deemed to be bound thereby.

      SECTION 4.15 Counterparts. This agreement may be executed in two or more counterparts and by facsimile signature, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

      SECTION 4.16 Arbitration. Any dispute arising in connection with this Agreement (except any action for specific performance or other forms of extraordinary equitable relief) shall

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be submitted to binding arbitration in accordance with Section 7.11 of the
Exchange Agreement.

      SECTION 4.17 Construction and Representation. The parties understand and acknowledge that they have each been represented by (or have had the opportunity to be represented by) counsel in connection with the preparation, execution and delivery of this Agreement. This Agreement shall not be construed against any party for having drafted it. Any other Holders have been advised to obtain independent counsel if they so desire.

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      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders'
Agreement as of the date first above written.

THE COMPANY:                 METALICO, INC., a Delaware corporation

                             By: _______________________________________________
                                     Carlos E. Aguero, Chief Executive Officer

HOLDERS:

                             APEX INVESTMENT FUND III, LP

                             By: Apex Management III, LLC, its General Partner

                             By: First Analysis Apex Management III, LLC,
                             Managing Member

                             By: _______________________________________________
                                     Bret R. Maxwell, Member

                             APEX STRATEGIC PARTNERS, LLC

                             By: Apex Management III, LLC, its Manager

                             By: First Analysis Apex Management III, LLC,
                             Managing Member

                             By: _______________________________________________
                                     Bret R. Maxwell, Member

                             INFRASTRUCTURE & ENVIRONMENTAL PRIVATE EQUITY FUND III, LP

                             By: Infrastructure and Environmental Private Equity Management LLC, its General Partner

                             By: First Analysis IEPEF Management Company III, LLC, A Member

                             By: _______________________________________________
                                     Bret R. Maxwell, Member

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                             ENVIRONMENTAL & INFORMATION TECHNOLOGY PRIVATE
                             EQUITY FUND III, a civil partnership with limitation of liability established under the laws of the Federal Republic of Germany

                             By: Infrastructure and Environmental Private Equity Management, LLC, its General Partner

                             By: First Analysis IEPEF Management Company III, LLC, A Member

                             By: _______________________________________________
                                     Bret R. Maxwell, Member

                             THE PRODUCTIVITY FUND III, L.P.

                             By: First Analysis Management Company III, LLC, its General Partner

                             By: _______________________________________________
                                     Bret R. Maxwell, Member

                             RFE INVESTMENT PARTNERS V, L.P.

                             By: RFE Associates V, L.P., Its General Partner

                             By: _______________________________________________
                                 Title: General Partner

                             SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP

                             By: Seacoast I Advisors, Its General Partner

                             By: _______________________________________________
                                 Thomas W. Gorman, Member

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                             ARGENTUM CAPITAL PARTNERS, L.P.

                             By: _______________________________________________
                                     Walter H. Barandiaran, President
                                     BR Associates, General Partner

                             ARGENTUM CAPITAL PARTNERS II, L.P., a Delaware limited partnership

                             By: Argentum Partners II, L.L.C, its General
                             Partner

                             By: Argentum Investments, L.L.C., its Managing
                             Member

                             By: _______________________________________________
                                     Walter H. Barandiaran, Managing Member

                             KITTY HAWK CAPITAL LIMITED PARTNERSHIP IV, a
                             Delaware limited partnership

                             By: Kitty Hawk Partners Limited Liability Company IV, the General Partner

                             By: _______________________________________________

                             Name: _____________________________________________

                             Title: ____________________________________________

                             UNITED ALLOYS AND STEEL CORP.

                             By: _______________________________________________

                             Name: _____________________________________________

                             Title: ____________________________________________

                             ___________________________________________________
                             CARLOS E. AGUERO

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                             DANKRIS HOLDINGS, LLC

                             By ________________________________________________
                                     Carlos E. Aguero

                             ___________________________________________________
                             MICHAEL DRURY

                             ___________________________________________________
                             ERIC AND CAROL FINLAYSON

                             ___________________________________________________
                             JEFFREY LEVINE

                             THE GENE C. CORNETTE TRUST, UTD JUNE 7, 1995

                             By ________________________________________________
                                     Earl B. Cornette, Trustee

                             ___________________________________________________
                             ROBERT D. KENNEDY

                             INDIANA TRUST INVESTMENT MANAGEMENT COMPANY

                             By: _______________________________________________

                             Name: _____________________________________________

                             Title: ____________________________________________